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                                                                      EXHIBIT 4a

                          21ST CENTURY CABLE TV, INC.
                               STOCK OPTION PLAN

1.   Preamble.
     --------

     21st Century Cable TV, Inc., an Illinois corporation (the "Company"), establishes the 21st Century Cable TV, Inc. Stock Option Plan (the "Plan"), effective January 30, 1997, as a means whereby the Company may, through awards of non-qualified stock Options:

          (a) provide employees of the Company and any of its Subsidiaries with additional incentive to promote the success of the Company's and its Subsidiaries' businesses;

          (b) enable such employees to acquire proprietary interests in the Company; and

          (c) encourage such employees to remain in the employ of the Company and its Subsidiaries.

2.   Definitions.
     -----------

     2.01  "Board" or "Board of Directors" means the board of directors of
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the Company.

     2.02  "Cause" means, (a) with respect to a Participant who has an
            -----
employment agreement with the Company, "Cause" as such term is defined in such employment agreement, and (b) with respect to a Participant who does not have an employment agreement with the Company, the Participant's (i) unsatisfactory job performance as measured by management of the Company against the Participant's job description, (ii) theft or embezzlement of any material property of the Company or any Subsidiary; (iii) gross, willful or wanton negligence in performing his/her duties as an employee of the Company or any Subsidiary; (iv) unauthorized use of the Company's or any Subsidiary's trade secrets or confidential information; and/or (v) commission of a felony which adversely affects the Company's or any Subsidiary's business, reputation or business relations.

     2.03  "Change in Control" means, the occurrence of any one of the
            -----------------
following events:

           (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/ or assets of the Company shall be controlled by another corporation or a recapitalization in which the shareholders of the Company on January 30, 1997 do not continue to beneficially own more than 50% of the combined voting power of the Company's securities, having the right to vote (whether presently or upon exercise, conversion or exchange of any such securities) in the election of directors;

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          (b)  any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company and/or its Subsidiaries;

          (c) the day of implementation of any plan or proposal for the liquidation or dissolution of the Company which has been approved by the shareholders of the Company;

          (d) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the shareholders of the Company on January 30, 1997, shall become the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's securities having the right to vote (whether presently or upon exercise, conversion or exchange of any such securities) in the election of directors; or

          (e) a "Qualified Public Offering," as such term is defined in the Stock Purchase Agreement by and among the Company and the parties thereto dated January 30, 1997;

provided, however, that notwithstanding paragraphs (a) through (d) hereof, a Change in Control shall not be deemed to occur unless the shareholders of the Company on January 30, 1997, receive cash or stock or other equivalent consideration for their shares.

     2.04 "Code" means the Internal Revenue Code of 1986, as it exists now and
           ----
as it may be amended from time to time.

     2.05 "Committee" means the Compensation Committee of the Board.
           ---------

     2.06 "Common Stock" means the common stock of the Company, no par value,
           ------------
or, if the various series of common stock are eliminated by amendment to, or restatement of, the Company's Articles of Incorporation, the resulting class of equity securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote for the election of directors.

     2.07 "Company" means 21st Century Cable TV, Inc., an Illinois corporation,
           -------
and any successor thereto.

     2.08 "Exchange Act" means the Securities Exchange Act of 1934, as it exists
           ------------
now or from time to time may hereafter be amended.

     2.09 "Fair Market Value" means for the relevant day;
           -----------------

           (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional

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          securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

          (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee based upon the best available data, which determination shall be conclusive for all purposes.

     2.10 "Option" means the right of a Participant to purchase a specified
           ------
number of shares of Common Stock, subject to the terms and conditions of the Plan and the agreement between the Company and the Participant evidencing such right. All Options granted under this Plan are not intended to qualify under
Section 422 of the Code.

     2.11 "Option Date" means the date upon which an Option is awarded to a
           -----------
Participant under the Plan.

     2.12 "Option Price" means the price per share at which an Option may be
           ------------
exercised.

     2.13 "Participant" means an individual to whom an Option has been granted
           -----------
under the Plan.

     2.14 "Plan" means the 21st Century Cable TV, Inc. Stock Option Plan, as set
           ----
forth herein and as from time to time amended.

     2.15 "Securities Act" means the Securities Act of 1933, as it exists now or
           --------------
from time to time may hereinafter be amended.

     2.16 "Subsidiary" means any corporation or other entity of which the
           ----------
majority voting power or equity interest is owned directly or indirectly by the Company.

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     2.17 Rules of Construction.
          ---------------------

          (a)  Governing Law. The construction and operation of this Plan are
               -------------
     governed by the internal laws of the State of Illinois, notwithstanding any choice of law provision.

          (b)  Undefined Terms. Unless the context requires another meaning, any
               ---------------
     term not specifically defined in this Plan has the meaning given to it by the Code.

          (c)  Headings. All headings in this Plan are for reference only and
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     are not to be utilized in construing the Plan.

          (d)  Gender. Unless clearly appropriate, all nouns of whatever gender
               ------
     refer indifferently to persons of any gender.

          (e)  Singular and Plural. Unless clearly inappropriate, singular terms
               -------------------
     refers also to the plural and vice versa.
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          (f)  Severability. If any provision of this Plan is determined to be
               ------------
     illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.   Stock Subject to the Plan.
     -------------------------

     Except as otherwise provided in Section 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed
728.6677 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options may thereafter be awarded with respect to such shares.

4.   Administration.
     --------------

     The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

          (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

          (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

          (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options;

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     the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

          (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of Options;

          (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of Options granted thereunder as it may deem necessary or advisable; and

          (f) to determine the form in which tax withholding under Section 13 of this Plan will be made.

5.   Eligible Employees.
     ------------------

     Subject to the provisions of the Plan, the Committee shall determine from time to time those employees of the Company or a Subsidiary who shall be designated as Participants and the number, if any, of Options to be awarded to each such Participant; provided, however, that no Options shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board.

6.   Terms and Conditions of Option.
     ------------------------------

     The Committee may, in its discretion, grant Options to any Participant under the Plan. Each Option shall be evidenced by an agreement between the Company and the Participant. Each Option agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan as the Committee may deem appropriate:

          (a)  Option Period.  Each Participant's Option will expire as of the
               -------------
     earliest of:

               (i)   the date on which it is forfeited under the provisions of
                     Section 8;

               (ii)  10 years from the Option Date; or

               (iii) the date on which it expires pursuant to the relevant
                     Option agreement.

          (b)  Option Price. At the time when the Option is granted, the
               ------------
     Committee will fix the Option Price. The Option Price may be greater than, less than or equal to the Fair

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     Market Value on the Option Date, as determined in the sole discretion of the Committee.

          (c)  Other Option Provisions. The form of Option agreement authorized
               -----------------------
     by the Plan may contain such other provisions as the Committee may from time to time determine.

7.   Manner of Exercise of Options.
     -----------------------------

     To exercise an Option in whole or in part, a Participant (or, after the Participant's death, the Participant's executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the amount (the "Option Amount") determined by multiplying the number of shares with respect to which the Option is being exercised by the Option Price. The Option Amount may be paid in (i) cash, (ii) shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Amount, (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, or (iv) in the discretion of the Committee by cash for the par value of the Common Stock plus a promissory note for the balance of the Option Amount, which note shall contain such terms and conditions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock. The Option Amount may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options.

8.   Vesting.
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     A Participant may not exercise an Option until it has become vested. The portion of an Option that is vested depends upon the period that has elapsed since the Option Date. Options shall vest in accordance with the provisions of this Section 8 and the Participant's Option Agreement.

          (a) Unless the Committee establishes a different vesting schedule in a Participant's Option Agreement at the time when an Option is granted, no Option granted under this Plan shall vest during the first year of a Participant's employment; provided, however, that if the Participant is still employed by the Company on the first anniversary of his or her employment date, such Option shall have vested for 1/4th of the shares of Common Stock covered by such Option, and thereafter, shall vest 1/48/th/ each month of the next three succeeding years.

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          (b) Except as provided below, in a Participant's Option Agreement or in Section 9, if a Participant's employment with the Company or its Subsidiaries is terminated for reasons other than (i) Cause, or (ii) by the Participant with Notice (as provided in the Participant's employment agreement) such Participant and/or his executor, personal representative
     (s) or legatee(s), as the case may be, shall continue vesting in any Options that are not vested at the time of such termination and the Participant will have until the later of (A) a Qualified Public Offering or
     (B) one year from the date on which the final installment of the Participant's Options have vested in accordance herewith to exercise such Options. A transfer from the Company to a Subsidiary or affiliate, or vice
                                                                           ----
     versa is not a termination of employment for purposes of this Plan.
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          (c)  Unless the Committee in its sole discretion specifically waives the application of this paragraph, then notwithstanding the vesting schedule contained herein or in the Participant's agreement, if the Participant's employment is terminated for Cause, other than in accordance with subparagraph 9(c)(ii) of the Participant's employment agreement with the Company, all Options granted to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

          (d) If the Participant's employment is terminated (i) for Cause in accordance with subparagraph 9(c)(ii) of the Participant's employment agreement with the Company, or (ii) with Notice by the Participant, then such Participant shall continue vesting in any Options that are not vested at the time of such termination through the last day of the calendar month in which such termination occurred, and thereafter, all the unvested Options granted to the Participant will be immediately cancelled and forfeited by the Participant. The Participant shall be entitled to exercise all previously vested Options in accordance with the terms of the Plan and his Option Agreement.

9.   Change in Control.
     -----------------

     Notwithstanding the provisions of Section 8 or anything contained in a Participant's Option agreement to the contrary, immediately prior to a Change in Control all Options shall become 100% vested and immediately exercisable. Notwithstanding the foregoing, no Options granted under the Plan shall be exercisable if such exercise will result in the imposition of any excise tax under Section 280G of the Code.

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10.  Adjustments to Reflect Changes in Capital Structure.
     ---------------------------------------------------

     The Committee shall make any adjustments it deems necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and with respect to outstanding Options, in the number and kind of shares covered thereby and in the applicable price in the event of a stock split or stock dividend.

11.  Non-Transferability of Options.
     ------------------------------

     Except as provided in the Option agreement, the Options awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414 (p) of the Code; provided, however, that Options may be transferred to (i) a trust which has as its exclusive beneficiaries such Participant, or members of the immediate family of such Participant, and (ii) any members of the immediate family of any direct or indirect holder of such Participant. For purposes of this Section, "immediate family" means children, stepchildren and grandchildren, including relationships arising from legal adoption of a Participant.

12.  Rights as Shareholder.
     ---------------------

     No Common Stock may be delivered upon the exercise of any Option until full payment of the particular Option Amount has been made. A Participant has no rights whatsoever as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

13.  Withholding Tax
     ---------------

     The Company shall have the right to withhold in cash or shares of Common Stock with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments.

14.  No Right To Employment.
     ----------------------

     Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

15.  Amendment of the Plan.
     ---------------------

     The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary; provided, however, that no change in any award previously granted to a Participant may be made that

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would impair the rights of the Participant without the Participant's consent.

16.  Conditions Upon Issuance of Shares.
     ----------------------------------

     An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Additionally, as a condition to the exercise of an Option, if the Shareholders Agreement dated as of January 30, 1997 by and between the Company and its Shareholders (as such term is defined therein) (the "Shareholders Agreement") is still in effect, the Participant shall be required to execute a counterpart to the Shareholders Agreement.

17.  Participation Rights.
     --------------------

     In the event of a sale of equity securities by or on behalf of one or more of the Company's shareholders (in one transaction or series of transactions) resulting in a Change in Control, Participants shall be given timely notice thereof and shall have the right to surrender Options in such sale and receive, on a pro rata basis, the amount as to which the Options could be converted if such Option was exercised immediately prior to such transaction, less the Option Price.

18.  Effective Date and Termination of Plan.
     --------------------------------------

     18.1 Effective Date. This Plan is effective as of January 30, 1997.
          --------------

     18.2 Termination of the Plan. The Committee may terminate the Plan at any
          -----------------------
time with respect to any shares that are not then subject to Options. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options granted and which remain outstanding immediately prior to termination.

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